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                                                                 EXHIBIT 4.7 (a)

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 3
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                          Dated as of December 15, 2004

            THIS AMENDMENT NO. 3 ("Amendment") is entered into as of December 15, 2004 by and among IDEX Receivables Corporation (the "Seller"), IDEX Corporation (the "Servicer"), Falcon Asset Securitization Corporation ("Falcon"), the Financial Institutions party hereto and JPMorgan Chase Bank, N.A. (as successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the "Agent").

                              PRELIMINARY STATEMENT

            A. The Seller, the Servicer, Falcon, the Financial Institutions and the Agent are parties to that certain Receivables Purchase Agreement dated as of December 20, 2001 (as amended by Amendment No. 1 thereto dated as of December 18, 2002, as amended by Amendment No. 2 thereto dated as of December 17, 2003 and as otherwise amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

            B. The Seller, the Servicer, Falcon, the Financial Institutions and the Agent have agreed to amend the Purchase Agreement on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Amendment. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Purchase Agreement is hereby amended as follows:

            (a) The following new Section 4.6 is added to the Purchase Agreement immediately following Section 4.5 of the Purchase Agreement:

                "Section 4.6. Liquidity Agreement Fundings. The parties hereto acknowledge that Falcon may put all or any portion of its Receivable Interests to the Financial Institutions at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Receivable Interests through a funding under the Liquidity Agreement to the extent available. The fundings under the Liquidity Agreement will accrue interest at the Bank Rate in accordance with this Article IV. Regardless of whether a funding of Receivable

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      Interests by the Financial Institutions constitutes the direct purchase of a Receivable Interest hereunder, an assignment under the Liquidity Agreement of a Receivable Interest originally funded by Falcon or the sale of one or more participations or other interests under the Liquidity Agreement in a Receivable Interest originally funded by Falcon, each Financial Institution participating in a funding of a Receivable Interest shall have the rights and obligations of a "Purchaser" hereunder with the same force and effect as if it had directly purchased such Receivable Interest from Seller hereunder."

            (b) The phrase ", its obligation to pay Falcon its Acquisition Amounts" is deleted from the first sentence of Section 12.2 of the Purchase Agreement.

            (c) The following new Section 12.3 is added to the Purchase Agreement immediately following Section 12.2 of the Purchase Agreement:

      "Section 12.3. Terminating Financial Institutions.

            (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Falcon of each Non-Renewing Financial Institution and Falcon, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Falcon on or before the Liquidity Termination Date or (B) upon one (1) Business Day's notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Falcon its Pro Rata Share of the aggregate Receivable Interests then held by Falcon, subject to, and in accordance with, the Liquidity Agreement. In addition, Falcon may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Falcon or (y) assign to any Affected Financial Institution on a date specified by Falcon its Pro Rata Share of the aggregate Receivable Interests then held by Falcon, subject to, and in accordance with, the Liquidity Agreement (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 12.3 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Falcon in its sole and absolute discretion.

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            (b) Upon any assignment to a Terminating Financial Institution as provided in this Section 12.3, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Receivable Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Receivable Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

            (d) Article XIII of the Purchase Agreement is deleted in its entirety.

            (e) Each of the references to "Article XIII" in Section 4.1 of, and in the definition of "Broken Funding Costs" in Exhibit I to, the Purchase Agreement are replaced by a reference to "the Liquidity Agreement".

            (f) Section 9.1(l) of the Purchase Agreement is restated in its entirety as follows:

            (l) IDEX shall fail to satisfy Section 7.15 or any additional "financial covenant" under the IDEX Credit Agreement, as such agreement is in effect on December 14, 2004, without giving effect to any subsequent amendment or modification unless Bank One, NA, as the Agent hereunder, consents to such amendment or modification.

            (g) Each of the references to "Section 13.1" in Sections 6.2, 12.1 and 14.13 of the Purchase Agreement is replaced by a reference to "the Liquidity Agreement".

            (h) Each of the references to "Section 13.6" in Section 2.2 of the Purchase Agreement and in the definitions of "Commitment", "Non-Renewing Financial Institution" and "Terminating Financial Institution" in Exhibit I to the Purchase Agreement is replaced by a reference to "Section 12.3".

            (i) The phrase "(except pursuant to Sections 13.1 or 13.5)" in
Section 14.1(b)(i) of the Purchase Agreement is replaced by the following phrase: "(except pursuant to the Liquidity Agreement or Section 12.3)".

            (j) The definitions of "Acquisition Amount", "Adjusted Funded Amount", "Adjusted Liquidity Price", "Approved Unconditional Liquidity Provider", "Defaulting Financial Institution", "Falcon Residual", "Falcon Transfer Price", "Falcon Transfer Price Deficit", "Falcon Transfer Price Reduction", "Non-Defaulting Financial Institution", "Reduction Percentage" and "Unconditional Liquidity Provider" in Exhibit I to the Purchase Agreement are deleted in their entirety.

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            (k) The definition of "Bank Rate" in Exhibit I to the Purchase
Agreement is restated in its entirety as follows:

                "Bank Rate" means, the LIBO Rate or the Base Rate, as applicable, with respect to each Receivable Interest of the Financial Institutions and any Receivable Interest of Falcon, an undivided interest in which has been assigned by Falcon to a Financial Institution pursuant to the Liquidity Agreement.

            (l) The definition of "Idex Credit Agreement" in Exhibit I to the Purchase Agreement is restated in its entirety as follows:

            "IDEX Credit Agreement" means that certain Credit Agreement, dated as of December 14, 2004, among IDEX, Bank of America, N.A., as administrative agent, Wachovia Bank, National Association, as syndication agent, and the other financial institutions party thereto, without giving effect to any amendments or other modifications thereto from and after December 14, 2004.

            (m) The following definition of "Liquidity Agreement" is added to
Exhibit I to the Purchase Agreement:

                "Liquidity Agreement" means the agreement entered into by Falcon with the Financial Institutions in connection herewith for the purpose of providing liquidity with respect to the Capital funded by Falcon under this Agreement.

            (n) The definition of "Liquidity Termination Date" in Exhibit I to the Purchase Agreement is restated in its entirety as follows:

                "Liquidity Termination Date" means December 14, 2005.

            (o) The definition of "Purchase Limit" in Exhibit I to the Purchase Agreement is amended by deleting "$25,000,000" therefrom and replacing it with "$30,000,000".

            (p) The definition of "Pro Rata Share" in Exhibit I to the Purchase Agreement is restated in its entirety as follows:

                "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of the Liquidity Agreement or Section 12.3.

            (q) Schedule A to the Purchase Agreement is hereby amended by deleting "$25,500,000" therefrom and replacing it with "$30,600,000".

            SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon the latest to occur of (i) the date

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hereof, (ii) receipt by the Agent of one copy of each of (a) this Amendment and
(b) the Third Amended and Restated Fee Letter dated as of the date hereof (the "Fee Letter"), among the Agent, Falcon and the Seller, in each case duly executed by each of the parties hereto or thereto, and (iii) payment by the Seller to Falcon of all fees due and payable on the date hereof under the Fee Letter.

            SECTION 3. Covenants, Representations and Warranties of the Seller and the Servicer.

            (a) Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the Purchase Agreement, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

            (b) Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

            SECTION 4. Fees, Costs, Expenses and Taxes. Without limiting the rights of the Agent and the Purchasers set forth in the Purchase Agreement and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

            SECTION 5. Reference to and Effect on the Purchase Agreement.

            (a) Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

            (b) Except as specifically amended hereby, the Purchase Agreement and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or the Agent under the

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Purchase Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein.

            SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

            SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

                                   IDEX RECEIVABLES CORPORATION, as
                                   Seller

                                   By:_______________________
                                      Name:
                                      Title:

                                   IDEX CORPORATION, individually and as
                                   Servicer

                                   By:_______________________
                                   Name:
                                   Title:

                                   FALCON ASSET SECURITIZATION CORPORATION

                                   By:_________________________________
                                   Name:  Ronald Atkins
                                   Title: Authorized Signatory

                                   JPMORGAN CHASE BANK, N.A. (as
                                         successor by merger to Bank One, N.A.
                                         (Main Office Chicago)),
                                         as a Financial Institution and as Agent

                                   By:_______________________
                                      Name:  Ronald Atkins
                                      Title: Vice President

       Signature Page to Amendment No. 3 to Receivables Purchase Agreement
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                                                                  EXECUTION COPY

                      THIRD AMENDED AND RESTATED FEE LETTER

                          Dated as of December 15, 2004

IDEX Receivables Corporation
630 Dundee Road, Suite 400
Northbrook, IL 60062

            Re: Receivables Purchase Agreement

Ladies and Gentlemen:

            Reference is hereby made to that certain Receivables Purchase Agreement (as amended by Amendment No. 1 thereto dated as of December 18, 2002, by Amendment No. 2 thereto dated as of December 17, 2003, by Amendment No. 3 thereto dated as of the date hereof and as may be further amended, restated or otherwise modified from time to time, the "Purchase Agreement"), dated as of December 20, 2001, among IDEX Receivables Corporation, as seller (the "Seller"), IDEX Corporation, as servicer (the "Servicer"), Falcon Asset Securitization Corporation ("Falcon"), certain entities party thereto as "Financial Institutions" and JPMorgan Chase Bank, N.A. (as successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the "Agent") for Falcon and the Financial Institutions. This letter constitutes the "Fee Letter" referred to in the Purchase Agreement and sets forth our understanding in respect of certain fees payable by the Seller and the obligations of the Seller in connection therewith. Capitalized terms that are used herein and not otherwise defined herein shall have the respective meanings assigned thereto under the Purchase Agreement.

            SECTION 1. Fees. Notwithstanding any limitation on recourse contained in the Purchase Agreement:

            (a) Amendment and Renewal Fee. On the date hereof, the Seller shall pay to Falcon an amendment and renewal fee in the amount of $20,000.00.

            (b) On-Going Fees. The following fees shall be due and payable on each Settlement Date of the type described in clause (A) of the definition of "Settlement Date" in the Purchase Agreement, or such other day as agreed to by the Seller and the Agent in writing (each such date, a "Payment Date"), during the period commencing on December 15, 2004 until the date occurring after the Facility Termination Date on which the amount of the Aggregate Unpaids shall be reduced to zero. All such fees shall accrue from and including the date hereof

       Signature Page to Amendment No. 3 to Receivables Purchase Agreement

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and shall, as provided in Section 1.4 of the Purchase Agreement, be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first but excluding the last such day).

            (i) Administration Fee. On each Payment Date, the Seller shall pay to Falcon a fee equal to 0.20% per annum times 102% of the Purchase Limit.

            (ii) Program Fee. On each Payment Date, the Seller shall pay to Falcon a fee equal to 0.25% times the average daily outstanding Capital during the immediately preceding calendar month or portion thereof.

            SECTION 2. Independent Nature of Fees. Each of the fees described in
Section 1 above shall be in addition to, and not in lieu of any other fees, expenses, reimbursements, indemnities and any other amounts payable by the Seller under or in connection with the Purchase Agreement. Nothing contained in this Fee Letter shall limit in any way the obligation of the Seller to pay any amount required to be paid by it in accordance with the terms of the Purchase Agreement.

            SECTION 3. Termination. This Fee Letter shall terminate immediately following the later to occur of (a) the Facility Termination Date and (b) the repayment in full of all of the Aggregate Unpaids.

            SECTION 4. Amendments and Waivers. No amendment, waiver, supplement or other modification of this Fee Letter shall be effective unless made in writing and executed by each of the parties hereto.

            SECTION 5. Counterparts. This Fee Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 6. Successors and Assigns. This Fee Letter shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that the Seller may not assign any of its obligations hereunder without the prior written consent of the Agent and each of the Purchasers.

            SECTION 7. Governing Law. This Fee Letter shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

            SECTION 8. Amendment and Restatement; Effectiveness. This letter agreement amends and restates in its entirety that certain Second Amended and Restated Fee Letter dated as of December 17, 2003 among the parties hereto (the "Existing Fee Letter"). This letter agreement is not intended to constitute a novation of the Existing Fee Letter, and all fees that have accrued under the Existing Fee Letter up to (but not including) the date hereof shall have accrued at the rates specified in the Existing Fee Letter and shall be payable as and when required in accordance with the terms thereof. All fees accruing from and after the date hereof shall accrue at the rates specified in this letter agreement and shall be payable as and when required in accordance with the terms hereof.

      Signature Page to Amendment No. 3 to Receivables Purchase Agreement
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            If the foregoing agreements evidence your understanding, please acknowledge by executing this letter in the space provided below.

                                     Very truly yours,

                                          JPMORGAN CHASE BANK, N.A. (as
                                          successor by merger to Bank One, N.A.
                                          (Main Office Chicago)), as a Financial
                                          Institution and as Agent

                                     By_________________________________
                                           Ronald Atkins
                                           Vice President

                                     FALCON ASSET SECURITIZATION
                                     CORPORATION

                                     By_________________________________
                                           Ronald Atkins
                                           Authorized Signatory

Acknowledged and Agreed:

IDEX RECEIVABLES CORPORATION

By____________________________
Name:
Title:

      Signature Page to Amendment No. 3 to Receivables Purchase Agreement